[Company's Logo]

MANNING ELLIOTT                 11Floor, 1050 West Pender Street, Vancouver, BC
CHARTERED ACCOUNTANTS           Canada, V6E 3S7
                                Phone: 604.714.3600  Fax:604.714.3669
                                Web: manningelliott.com




                              EXHIBIT 23.1



                     CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption Experts and to the use of our report dated September 18, 2003 included in the Registration Statement on Form SB-2 and related Prospectus of Tamarack Ventures, Inc. for the registration of shares of its common stock.


/s/ Manning Elliott

MANNING ELLIOTT, CHARTERED ACCOUNTANTS

Vancouver, Canada

December 12, 2003